Exhibit 11

COMPUTATION OF PER SHARE EARNINGS

The Computation of Per Share Earnings is incorporated herein by reference to Note 9 to the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2014 included with this Annual Report on Form 10-K.